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                                                                EXHIBIT 10.10(h)

                 SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

         This Sixth Amendment to that certain Amended and Restated Loan and Security Agreement ("Amendment") is made and entered into as of June 12, 2002, by and between Skechers U.S.A., Inc. ("Borrower") and The CIT Group/Commercial Services, Inc. ("CIT"), successor by purchase to the Commercial Services Division of Heller Financial, Inc., as Agent and as Lender ("Agent"). All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Amended and Restated Loan and Security Agreement.

         WHEREAS, Agent and Borrower are parties to a certain Amended and Restated Loan and Security Agreement, dated September 4, 1998 and all amendments thereto (the "Agreement"); and

         WHEREAS, Borrower and Agent desire to amend the Agreement as hereinafter set forth;

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                              SECTION 1. AMENDMENT

1.1 Delete the first paragraph of subsection 2.1(B) of the Agreement in its entirety and substitute the following:

         (B) Revolving Loan: Each Lender, severally, agrees to lend to Borrower from time to time its Pro Rata Share of each Revolving Advance. The aggregate amount of all Revolving Loan Commitments shall not exceed at any time $200,000,000 as reduced by subsection 2.4(B). Amounts borrowed under this subsection 2.1(B) may be repaid and reborrowed at any time prior to the earlier of (i) the termination of the Revolving Loan Commitment pursuant to subsection 8.3 or (ii) the Termination Date; provided, however that Borrower shall reduce the Revolving Loan to an amount not greater than the Cleanup Amount for at least one Business Day each consecutive twenty-one (21) day period. Except as otherwise provided herein, no Lender shall have any obligation to make a Revolving Advance to the extent such Revolving Advance would cause the Revolving Loan (after giving effect to any immediate application of the proceeds thereof) to exceed the Maximum Revolving Loan Amount.

1.2 Delete subsection 2.1(B)(2) of the Agreement in its entirety and substitute the following:

             (2) "Borrowing Base" means, as of any date of determination, an amount equal to the sum of (a) 85% of Eligible Accounts plus
                  (b) the lesser of (i) $100,000,000 and (ii) 60% of Eligible Inventory (excluding Eligible Retail Inventory) plus (c) the lesser of (i) $2,000,000 and (ii) fifty percent (50%) of the Eligible Retail Inventory plus (d) the Overadvance Amount; and less (e) in each case such reserves as Agent in its reasonable discretion may elect to establish.

1.3 Add the following at the end of the definition of "Eligible Accounts" set forth in Section 2.1(C) of the Agreement:

             Borrower, Agent and the Lenders hereby agree that with respect to determining eligibility of Accounts arising from Borrower's rights to payment under that certain Credit Approved Receivables Purchasing Agreement dated as of May 31, 2000 between CIT and Borrower, as amended (the "CARPA"), the foregoing criteria shall be applied to the underlying Account purchased by CIT from Borrower pursuant to the CARPA arising from the sale of goods or the rendering of services by Borrower.

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1.4      Delete Section 9.5(B) of the Agreement in its entirety and substitute the following:

                  (B) Each Lender may sell participations in all or any part of any Loans made by it to another Person; provided that, any such participation shall be in a minimum amount of $5,000,000; and provided further, that, all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation. Borrower hereby acknowledges and agrees that the participant under each participation shall for purposes of subsections 2.8, 2.9, 2.10, 9.6 and 10.2 be considered to be a "Lender". No such participant shall sell, pledge, assign, sub-participate or otherwise transfer its rights or duties under its participation agreement, without the prior written consent of Agent and Borrower; except to a parent, subsidiary or affiliate of such participant upon prior written notice to Agent and no such sale, pledge, assignment, sub-participation or other transfer shall release such participant from its obligations and liabilities under the Participation Agreement. Notwithstanding the foregoing, in the event of a sale of substantially all of the loan portfolio of any such participant to another financial institution, such participant may with thirty (30) days notice to Agent sell or assign or otherwise transfer its rights or duties under its participation agreement to such financial institution.

1.5 Delete the definition of "Accounts" set forth in Section 11.1 of the Agreement in its entirety and substitute the following:

                  "Accounts" means all "accounts" (as defined in the UCC),
             accounts receivable, contract rights and general intangibles relating thereto, notes, drafts and other forms of obligations owed to or owned by Borrower arising or resulting from the sale of goods or the rendering of services, whether or not earned by performance, including, without limitation, any rights to payment under that certain Credit Approved Receivables Purchasing Agreement dated as of May 31, 2000 between CIT and Borrower, as amended.

1.6      Delete the definition of "Letter of Credit Reserve" set forth in
         Section 11.1 of the Agreement in its entirety and substitute the following:

                  "Letter of Credit Reserve" means, at any time, an amount equal to (a) 50% of the aggregate amount of Letter of Credit Liability to the extent that such amount is $1,000,000 or less, plus (b) 75% of the aggregate amount of Letter of Credit Liability to the extent that such amount exceeds $1,000,000, plus (c) without duplication, the aggregate amount theretofore paid by Agent or any Lender under Lender Letters of Credit and not debited to the Loan Account pursuant to subsection 2.1(G)(2) or otherwise reimbursed by Borrower.

1.7 Add the following definition of "Tangible Net Worth" to Section 11.1 of the Agreement in proper alphabetical order:

                  "Tangible Net Worth" of any Person means as of any date, an amount equal to: (a) Net Worth of such Person; less (b) Intangible Assets of such Person; less (c) prepaid expenses of such Person in excess of $250,000; less (d) all obligations owed to such Person by any Affiliate of such Person or any of its Subsidiaries; and less
             (e) all loans by such Person to its officers, stockholders, Subsidiaries or employees (determined in each case in conformity with GAAP); plus (f) the outstanding amount of Subordinated Debt.

1.8 Add the Financial Covenants Rider attached hereto as the "Financial Covenants Rider" to the Agreement and reinsert all references in the Agreement to the Financial Covenants Rider or the financial covenants represented thereby previously deleted by the Fifth Amendment to Loan and Security Agreement dated as of July 11, 2001 between CIT and Borrower.

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                      SECTION 2. RATIFICATION OF AGREEMENT

2.1 To induce CIT to enter into this Amendment, Borrower represents and warrants that after giving effect to this Amendment, no violation of the terms of the Agreement exist and all representations and warranties contained in the Agreement are true, correct and complete in all material respects on and as of the date hereof.

2.2 Except as expressly set forth in this Amendment, the terms, provisions and conditions of the Agreement are unchanged, and said Agreement, as amended, shall remain in full force and effect and is hereby confirmed and ratified.

                             SECTION 3. COUNTERPARTS

         This Amendment may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument. Signature pages may be detached from counterpart documents and reassembled to form duplicate executed originals. This Amendment shall become effective as of the date hereof upon the execution of the counterparts hereof by Borrower, Guarantor and CIT.

                            SECTION 4. GOVERNING LAW

         THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

               SECTION 5. ACKNOWLEDGMENT AND CONSENT BY GUARANTORS

         Each Guarantor hereby acknowledges that it has read this Amendment and consents to the terms thereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Guarantor under its respective guaranty shall not be impaired or affected and the guaranties are, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.

         Witness the execution hereof by the respective duly authorized officers of the undersigned as of the date first above written.

                                              THE CIT GROUP/COMMERCIAL SERVICES,
                                              INC., as Agent and as Lender

                                              By: /s/ William F. Elliott
                                                  ------------------------------
                                              Title: Vice President

                                              SKECHERS U.S.A., INC.

ATTEST:

   /s/ Philip Paccione                        By: /s/ David Weinberg
-------------------------------                   ------------------------------
Secretary                                     Title: Chief Financial Officer

(SIGNATURES CONTINUED ON PAGE 3)

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                                   GUARANTOR:

                                              SKECHERS USA, INC. II,
                                              a Delaware corporation

                                              By: /s/ David Weinberg
                                                  ------------------------------
                                              Title: Chief Financial Officer

                                              SKECHERS BY MAIL, INC.,
                                              a Delaware corporation

                                              By: /s/ Philip Paccione
                                                  ------------------------------
                                              Title: Corporate Secretary

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                            FINANCIAL COVENANTS RIDER

This Financial Covenants Rider is attached and made a part of that certain Amended and Restated Loan and Security Agreement, dated as of September 4, 1998 and entered into among Borrower, Agent and Lenders.

Tangible Net Worth. Borrower shall maintain Tangible Net Worth of at least $125,000,000 at all times.

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